Exhibit 10.1

November 17, 2011

IEC Electronics Corp.
105 Norton Street
Newark, New York 14513

RE:           IEC Electronics Corp. – Extension of Equipment Line Maturity Date

Ladies and Gentlemen:

Reference is made to the Third Amendment and Restated Credit Facility Agreement, dated as of December 17, 2010, by and between IEC ELECTRONICS CORP. (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), as amended, modified, supplemented or restated from time to time (the “Credit Agreement”).  Capitalized terms used herein and not defined shall have the meaning given to such terms in the Credit Agreement.

The Credit Agreement is hereby amended to (a) revise the definition of “Equipment Line Maturity Date” set forth in Section 1.1 thereof by replacing “December 17, 2011” with “December 17, 2013” and (b) revise Section 5.5(b) by replacing “Revolving Credit Termination Date” with “Equipment Line Maturity Date”, and (c) to revise Section 10.12(e) by replacing the words “Fiscal Year ended September 30, 2010” with “Fiscal Years ended September 30, 2010 and September 30, 2011”.  Except as hereby amended, the Credit Agreement remains in full force and effect.

Please note that this is a temporary extension and is not a contractual commitment to extend the Equipment Line Maturity Date beyond December 17, 2013.  Furthermore, nothing contained in this Letter Agreement shall change the discretionary nature of the Equipment Line.

This letter shall be governed by the laws referenced in Section 18.10 of the Credit Agreement.  This letter may be executed in any number of counterparts all of which, when taken together, shall constitute one and the same instrument.

Very truly yours, MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Brett W. Rawlings
Brett W. Rawlings
Vice President

Accepted and agreed to as of
the date first above written:

IEC ELECTRONICS CORP.

By:	/s/ Susan E. Topel-Samek Susan E. Topel-Samek Vice President and Chief Financial Officer